                                                                 EXHIBIT (D)(30)

                            REVISED SCHEDULE A TO THE
                       SUB-INVESTMENT ADVISORY AGREEEMENT

     THIS SCHEDULE A, dated as of _________, 2006, is revised Schedule A to that certain Sub-Investment Advisory Agreement dated as of _________, 2006 between Aston Asset Management LLC and ABN AMRO Asset Management, Inc..

FUND                                  EFFECTIVE DATE   INITIAL TERM
----                                  --------------   ------------
Aston/ABN AMRO Growth Fund                                2 years
Aston/ABN AMRO Mid Cap Growth Fund                        2 years
Aston/ABN AMRO Real Estate Fund                           2 years
Aston Balanced Fund                                       2 years
Aston/ABN AMRO High Yield Bond Fund                       2 years
Aston/ABN AMRO International Fund                         2 years

ASTON ASSET MANAGEMENT LLC              ABN AMRO ASSET MANAGEMENT, INC.


By:                                     By:
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Title:                                  Title:
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